Exhibit 5.1

November 28, 2007

CYIOS Corporation
1300 Pennsylvania Avenue, Suite 700
Washington, D.C., 20004

Ladies and Gentlemen:

We have acted as counsel to CYIOS Corporation, a Nevada corporation (the “Corporation”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to shares (the “Shares”) of common stock, par value $0.001 per share, of the Corporation to be issued pursuant to the 2007 Equity Incentive Plan (the “Plan”).

We have examined the Corporation’s charter documents, the Registration Statement and the Plan which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Corporation.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any laws other than the laws of the State of New York and the federal laws of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. Except as stated herein, this opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

/s/ Richardson & Patel LLP

RICHARDSON & PATEL LLP